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                                                                     EXHIBIT 5.1

                                [P&H LETTERHEAD]


                               September 10, 1999




Grey Wolf, Inc.
10370 Richmond Avenue, Suite 500
Houston, Texas 77042-4136

Ladies and Gentlemen:

         We have acted as counsel for Grey Wolf, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-3 (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities for an aggregate initial offering price not to exceed $200,000,000: (i) debt securities of the Company ("Debt Securities"); (ii) shares of common stock, par value $.01 per share, of the Company ("Common Stock"); (iii) shares of preferred stock, par value $1.00 per share, of the Company ("Preferred Stock"); (iv) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"); and (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants" and, together with the Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the "Securities").

         We have examined those records and documents as we have deemed necessary, including but not limited to (i) the amended and restated Articles of Incorporation and the Bylaws of the Company, (ii) the corporate proceedings of the Company, and (iii) the Indentures in the form of Exhibits 4.1 and 4.2 to the Registration Statement to be executed by the Company and the trustee (the "Indentures"), pursuant to which Debt Securities may be issued.

         As to certain questions of fact material to our opinions that we have not independently established we have relied upon certificates from officers of the Company and upon certificates of public officials.

         In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals,
(iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us


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had the legal capacity to do so, and (iv) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

1.       With respect to Debt Securities to be issued under the Indentures, when
         (a) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (b) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, (c) the Company's Board of Directors or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act (the "TBCA"), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and upon payment of the consideration therefor, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either
         (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a statement of resolution relating to such Preferred Stock as required by the TBCA (a "Statement of Resolution") and the filing of the Statement of Resolution with the Secretary of State of the State of Texas, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive

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         purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Statement of Resolution relating to the Preferred Stock underlying such Depositary Shares and the filing of the Statement of Resolution with the Secretary of State of the State of Texas, (b) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreements approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be validly issued.


5. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants and certificates representing the Warrants have been duly executed, countersigned, registered and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company.

         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

         a. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective

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                  and will comply with all applicable provisions of the
                  Securities Act and such state securities rules, regulations and laws as may be applicable, (ii) the Registration Statement will be effective and comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby and will comply with the Securities Act and all applicable state securities rules, regulations and laws;
                  (iv) all Securities will be issued and sold in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, and all applicable state securities rules, regulations and laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
                  (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         b. In rendering the opinions in paragraph 1, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

         c. The enforceability of the Indentures and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief.

         d. We express no opinion with respect to (i) the enforceability of the provisions in the Indentures, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from

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                  or based upon negligence or any violation of federal or state securities laws or blue sky laws or (iii) the enforceability of Section 111 of the Indentures.


         e. We note that the Indentures by their terms purport to be governed by the laws of the State of New York and that the terms of the Warrants, when determined, may be governed by the laws of a jurisdiction other than the State of Texas. While we express no opinion with respect to the laws of the State of New York or such other jurisdictions in rendering these opinions, we have assumed that the internal laws of the State of New York and such other jurisdictions are the same as the internal laws of the State of Texas. We have, with your permission, not conducted any analysis to determine whether that assumption is correct.

         f. The opinions expressed in this letter are limited to the laws of the States of Texas and the federal laws of the United States of America.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                              Very truly yours,

                                              /s/ PORTER & HEDGES, L.L.P.

                                              PORTER & HEDGES, L.L.P.




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